As filed with the Securities and Exchange Commission on
        October 9, 1996
                                      Registration No. 333-
        ---------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                            THERMO OPTEK CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                              04-328973
        (State or other jurisdiction            (I.R.S. Employer
             of incorporation or                Identification No.)
                organization)

                                8E Forge Parkway
                          Franklin, Massachusetts 02038
               (Address of Principal Executive Offices) (Zip Code)

                            THERMO OPTEK CORPORATION
                      DIRECTORS DEFERRED COMPENSATION PLAN
                            (Full title of the plan)

                          Sandra L. Lambert, Secretary
                            Thermo Optek Corporation
                         81 Wyman Street, P.O. Box 9046
                        Waltham, Massachusetts 02254-9046
                                 (617) 622-1000
                          (Name, address, and telephone
               number, including area code, of agent for service)

                                   Copies to:
                       Seth H. Hoogasian, General Counsel
                            Thermo Optek Corporation
                         81 Wyman Street, P.O. Box 9046
                        Waltham, Massachusetts 02254-9046
                                 (617) 622-1000
        ________________________________________________________________

        The proposed commencement of sales is as soon as practicable after the Registration Statement has become effective and upon the grant or exercise of options granted pursuant to the Registrant's Directors Deferred Compensation Plan (the "Plan").
PAGE

        There are also being registered hereunder such additional indeterminate number of shares of the Registrant's Common Stock as may be issuable in connection with adjustments under the Plan to reflect certain changes in the Registrant's capital structure, including stock dividends or stock split-ups.


        -----------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE


        ----------------------------------------------------------------

                               Proposed    Proposed
        Title of    Amount to  Maximum     Maximum      Amount of
        Securities  be         Offering    Aggregate    Registrati
        to be       Registered Price Per   Offering     on Fee
        Registered  (1)         Share (1)  Price Per
                                           Share (1)

        Common
        Stock, $.01   75,000     $14.3125   $1,073,438    $326.00
        par value
        per share

        ----------------------------------------------------------------

        (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended. The calculation of the proposed maximum aggregate offering price has been based upon (i) the registration hereunder of an aggregate of 75,000 shares of the Registrant's Common Stock to be issued pursuant to options granted under the Plan and (ii) the average of the high and low sales prices, $14.375 and $14.25 respectively, of the Registrant's Common Stock on the American Stock Exchange on October 7, 1996, as reported in The Wall Street Journal.
             -----------------------


        ---------------------------------------------------------------

















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                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    Item 3.  Incorporation of Documents by Reference
             ---------------------------------------

         The following Thermo Optek Corporation (the "Company") documents previously filed with the Securities and Exchange
    Commission (the "Commission") are incorporated in this Registration Statement by reference:

         (1) The Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 1996.

         (2) The Company's Prospectus, filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933 as amended, contained in the Company's Registration Statement on Form S-1 (File No.
    333-03630).

         (3) The description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All reports or proxy statements filed by the Company pursuant to Sections l3(a), l3(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold, or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing such documents.

    Item 4.  Description of Securities.
             -------------------------

         Not Applicable.

    Item 5.  Interests of Named Experts and Counsel.
             --------------------------------------

         The validity of the Common Stock offered hereby has been passed upon by Seth H. Hoogasian, Esq., General Counsel of the Company. Mr. Hoogasian is also the General Counsel of Thermo Electron Corporation, the majority stockholder of the Company. Mr. Hoogasian is a full-time employee of Thermo Electron Corporation and owns or has the right to acquire 6,000 shares of Common Stock of the Company and 118,177 shares of the common stock of Thermo Electron Corporation.

    Item 6.  Indemnification of Directors and Officers.
             -----------------------------------------

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         The Delaware General Corporation Law and the Company's
    Certificate of Incorporation and By-Laws limit the monetary liability of directors to the Company and to its stockholders and provide for indemnification of the Company's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. The Company also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law. Reference is made to the Company's Certificate of Incorporation, By-Laws and form of Indemnification Agreement for Officers and Directors filed as Exhibits 3.1, 3.2 and 10.9, respectively, to the Company's Registration Statement on Form S-1 (Registration No. 333-03630).


    Item 7.  Exemption from Registration Claimed.
             -----------------------------------

         Not Applicable.

    Item 8.  Exhibits.
             --------

         See the Exhibit Index immediately preceding the Exhibits to this Registration Statement.

    Item 9.  Undertakings.
             ------------

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)    To include any prospectus required by section
                   10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do
         --------  -------
         not apply if the registration statement is on Form S-3 or Form

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





         S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on the 30th day of September, 1996.

                                  THERMO OPTEK CORPORATION

                                  By:   /s/  Earl R. Lewis
                                     ----------------------
                                        Earl R. Lewis
                                        President and Chief Executive
                                        Officer


                              POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John N. Hatsopoulos, Paul F. Kelleher, Seth H. Hoogasian, Sandra L. Lambert and Jonathan W. Painter, and each of them, as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                    Title                Date
            ---------                    -----                ----

                                 President, Chief        September 30,
     /s/  Earl R. Lewis          Executive                    1996
     Earl R. Lewis               Officer and Director
                                 (Principal Executive
                                 Officer)


                                 Vice President, Chief   September 30,
     /s/  John N.Hatsopoulos     Financial                    1996

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     John N. Hatsopoulos         Officer and Director
                                 (Principal Financial
                                 Officer)


                                 Chief Accounting        September 30,
     /s/  Paul F. Kelleher       Officer                      1996
     Paul F. Kelleher            (Principal Accounting
                                 Officer)


                                 Chairman of the Board   September 30,
                                 and                          1996
                                 Director
     /s/  Arvin H. Smith
     Arvin H. Smith



                                                         September 30,
     /s/   George N. Hatsopoulos   Director                   1996
     Dr. George N. Hatsopoulos

                                     Director         September 30,
     /s/  Steven R. Levy                                   1996
          Steven R. Levy


                                        Director         September 30,
     /s/  Robert A. McCabe                                    1996
     Robert A. McCabe

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                                EXHIBIT INDEX



     Exhibit No.     Description of Exhibit   Sequential Page Number
     -----------     ----------------------   ----------------------

     4(a)            Thermo Optek
                     Corporation
                     Directors Deferred
                     Compensation Plan*


     5               Opinion of Seth H.                 9
                     Hoogasian, Esq.

     23(a)           Consent of Seth H.
                     Hoogasian, Esq.

                     (Contained in his
                     opinion filed
                     as Exhibit 5)


     23(b)           Consent of Arthur                  10
                     Andersen LLP

     23(c)           Consent of Price                   11
                     Waterhouse S.A.


     24              Power of Attorney (see
                     signature page of this
                     Registration Statement)

    ________________

         * Filed as Exhibit 10.7 to the Registrant's Registration
    Statement on Form S-1 (Registration No. 333-03630) and incorporated herein by reference.













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